    As filed with the Securities and Exchange Commission on June 15, 1998.
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
           ---------------------------------------------------------

                                   FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
           ------------------------------------------------------------

      NEW SOUTH BANCSHARES, INC.                    NEW SOUTH CAPITAL TRUST I
    (Exact name of registrant and co-registrant as specified in their charters)

              DELAWARE                                      DELAWARE
(State or other jurisdiction of                 (State or other jurisdiction of
 incorporation or organization)                  incorporation or organization)
             63-1132716                                    63-6207255
 (I.R.S. Employer Identification No.)       (I.R.S. Employer Identification No.)
       1900 Crestwood Boulevard                       1900 Crestwood Boulevard
        Birmingham, Alabama 35210                    Birmingham, Alabama  35210
            (205)951-4000                                   (205)951-4000

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

          -------------------------------------------------------------

                   Robert M. Couch, Executive Vice President
                          New South Bancshares, Inc.
                           1900 Crestwood Boulevard
                           Birmingham, Alabama 35210
                                (205) 951-4000
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

===============================================================================

If this Form relates to the                 If this Form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section 12(b)        securities pursuant to Section 12(g)
of the Exchange Act and is effective        of the Exchange Act and is effective
pursuant to General Instruction             pursuant to General Instruction
A.(c), please check the                     A.(d), please check the
following box.  [X]                         following box.  [__]


Securities Act Registration Statement File Number to which this Form relates:

333-49459
---------
  (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                   Name of Each Exchange on Which
        to be so Registered                   Each Class is to be Registered

---------------------------------------       ------------------------------

  Cumulative Trust Preferred Securities           American Stock Exchange
  (and the Guarantee with respect thereto)


Securities to be registered pursuant to Section 12(g) of the Act:  None

THIS REGISTRATION STATEMENT CONTAINS A TOTAL OF 3 PAGES, CERTAIN EXHIBITS ARE INCORPORATED IN THIS REGISTRATION STATEMENT BY REFERENCE TO THE REGISTRANTS' REGISTRATION STATEMENT ON FORM S-1 FILED ON APRIL 6, 1998.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.   Description of Registrants' Securities to be Registered.

  For the full description of New South Capital Trust I's Cumulative Trust Preferred Securities (the "Preferred Securities") and the Guarantee of New South Bancshares, Inc. (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Subordinated Debentures," and "Description of the Guarantee" in the Prospectus that forms part of the Company's Registration Statement on Form S-1 (Registration No. 333-49459) filed with the Securities and Exchange Commission on April 6, 1998 under the Securities Act of 1933, as amended (the "Registration Statement"). The information contained in the Registration Statement and the Prospectus, are incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the description of the Preferred Securities contained therein shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.   Exhibits.

     2.1 Certificate of Trust of New South Capital Trust I; Incorporated by reference to Exhibit 4.1 to the Registration Statement.

     2.2(a) Trust Agreement of New South Capital Trust I; Incorporated by reference to Exhibit 4.2 to the Registration Statement.

     2.2(b) Form of Amended and Restated Trust Agreement of New South Capital Trust I; Incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Registration Statement, filed on May 13, 1998 ("Amendment No. 1").

     2.3 Form of Preferred Security Certificate for New South Capital Trust I; Incorporated by reference to Exhibit 4.5 to Amendment No. 1 (included as an exhibit to Exhibit 4.4 of Amendment No. 1).

     2.4 Form of Preferred Securities Guarantee Agreement for New South Capital Trust I; Incorporated by reference to Exhibit 4.6 to the Registration Statement.

     2.5 Form of Indenture between New South Bancshares, Inc. and Bankers Trust Company, as Trustee; Incorporated by reference to Exhibit
              4.3 to Amendment No. 1.

                                 SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Date:  June 15, 1998


                              NEW SOUTH CAPITAL TRUST I



                              By: /s/ Lizabeth R. Nichols
                                 ------------------------
                                        Lizabeth R. Nichols,
                                        as Administrative Trustee


                              NEW SOUTH BANCSHARES, INC.,



                              By: /s/ Robert M. Couch
                                 --------------------
                                        Robert M. Couch
                                        Its:  Executive Vice President